                                                                     EXHIBIT 11

                        INTERNATIONAL AIRCRAFT INVESTORS
                       COMPUTATION OF EARNINGS PER SHARE




                                                                                        Years Ended December 31,
                                                                              ----------------------------------------
                                                                                   1993          1994         1995
                                                                              ------------- ------------ -------------

Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $   2,047,904 $  1,069,354  $    870,711
Addback interest expense from use of modified treasury stock method(1)  .           302,859           --            --
                                                                              ------------- ------------  ------------
Net income as adjusted  . . . . . . . . . . . . . . . . . . . . . . . . .     $   2,350,763 $  1,069,354  $    870,711
                                                                              ============= ============  ============

Weighted average common shares outstanding  . . . . . . . . . . . . . . .           215,000      215,000       215,000
Weighted average common stock equivalents:
   Stock options determined using the treasury stock method   . . . . . .                --    2,129,560     2,129,560

   Stock options determined using the modified treasury stock method(1)           4,001,133           --            --
   Convertible preferred stock  . . . . . . . . . . . . . . . . . . . . .         4,941,000    4,941,000     4,941,000
   Convertible debt   . . . . . . . . . . . . . . . . . . . . . . . . . .           700,000      700,000       700,000
                                                                              ------------- ------------  ------------

Weighted average common and common equivalent shares outstanding  . . . .         9,857,133    7,985,560     7,985,560
                                                                              ============= ============  ============
Net income per share  . . . . . . . . . . . . . . . . . . . . . . . . . .     $        0.24 $       0.13  $       0.11
                                                                              ============= ============  ============
Detailed calculation of shares issuable from the assumed exercise of stock options:
   Calculation of proceeds upon exercise of options
      Number of stock options considered to be common stock equivalents .         4,044,133    4,483,285     4,483,285
      Weighted average exercise price . . . . . . . . . . . . . . . . . .              1.06         1.05          1.05
                                                                              ------------- ------------  ------------
                                                                              $   4,286,781 $  4,707,449  $  4,707,449
                                                                              ============= ============  ============
         Proceeds upon conversion . . . . . . . . . . . . . . . . . . . .
   Calculation of shares that could be repurchased upon exercise of stock options:

      Proceeds upon exercise of options . . . . . . . . . . . . . . . . .     $   4,286,781   $4,707,449    $4,707,449
      Assumed fair market value . . . . . . . . . . . . . . . . . . . . .              2.00         2.00          2.00
                                                                              ------------- ------------  ------------
         Shares that could be repurchased . . . . . . . . . . . . . . . .         2,143,390    2,353,725     2,353,725
                                                                              ============= ============  ============

   Calculation of 20% of ending shares outstanding that could be repurchased under the modified treasury stock method(1):
      Common shares outstanding at the end of the year  . . . . . . . . .           215,000
      20% limitation  . . . . . . . . . . . . . . . . . . . . . . . . . .               20%
                                                                              -------------
           Maximum share repurchase . . . . . . . . . . . . . . . . . . .            43,000
                                                                              =============

   Common stock equivalents for stock options using the treasury stock                      ------------   -----------
   method   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      2,129,560     2,129,560
                                                                                            ============   ===========

                                                                              -------------
   Common stock equivalents for stock opinions using the modified                 4,001,133
   treasury stock method(1)   . . . . . . . . . . . . . . . . . . . . . .     =============

Detailed calculation of shares issuable for the assumed conversion of convertible preferred stock
   Convertible preferred stock considered to be common stock equivalents          4,941,000    4,941,000     4,941,000
   Conversion ratio   . . . . . . . . . . . . . . . . . . . . . . . . . .       one for one  one for one   one for one
                                                                              ------------- ------------  ------------
   Common stock equivalents for convertible preferred stock   . . . . . .         4,941,000    4,941,000     4,941,000
                                                                              ============= ============  ============


Detailed calculation of shares issuable from the assumed conversion of convertible debt:
   Convertible debt considered to be common stock equivalents   . . . . .     $     700,000 $    700,000  $    700,000
   Conversion ratio   . . . . . . . . . . . . . . . . . . . . . . . . . .       one for one  one for one   one for one
                                                                              ------------- ------------  ------------

   Common stock equivalents for convertible debt  . . . . . . . . . . . .           700,000      700,000       700,000
                                                                              ============= ============  ============




                                                                                    Nine Months Ended
                                                                                      September 30,
                                                                               --------------------------
                                                                                   1995          1996
                                                                               ------------- ------------

Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $    264,318 $     455,008
Addback interest expense from use of modified treasury stock method(1)  .                --            --
                                                                               ------------- ------------
Net income as adjusted  . . . . . . . . . . . . . . . . . . . . . . . . .      $    264,318  $    455,008
                                                                               ============= ============

Weighted average common shares outstanding  . . . . . . . . . . . . . . .           215,000       315,000
Weighted average common stock equivalents:
   Stock options determined using the treasury stock method   . . . . . .         2,129,560     2,082,060

   Stock options determined using the modified treasury stock method(1)                  --            --
   Convertible preferred stock  . . . . . . . . . . . . . . . . . . . . .         4,941,000     4,941,000
   Convertible debt   . . . . . . . . . . . . . . . . . . . . . . . . . .           700,000       700,000
                                                                               ------------- ------------

Weighted average common and common equivalent shares outstanding  . . . .         7,985,560     8,038,060
                                                                               ============= ============
Net income per share  . . . . . . . . . . . . . . . . . . . . . . . . . .      $       0.03  $       0.06
                                                                               ============= ============
Detailed calculation of shares issuable from the assumed exercise of stock options:
   Calculation of proceeds upon exercise of options
      Number of stock options considered to be common stock equivalents .         4,483,285     4,383,285
      Weighted average exercise price . . . . . . . . . . . . . . . . . .              1.05          1.05
                                                                               ------------- ------------
                                                                               $  4,707,449  $  4,602,449
                                                                               ============= ============
         Proceeds upon conversion . . . . . . . . . . . . . . . . . . . .
   Calculation of shares that could be repurchased upon exercise of stock options:

      Proceeds upon exercise of options . . . . . . . . . . . . . . . . .        $4,707,449    $4,602,449
      Assumed fair market value . . . . . . . . . . . . . . . . . . . . .              2.00          2.00
                                                                               ------------- ------------
         Shares that could be repurchased . . . . . . . . . . . . . . . .         2,353,725     2,301,225
                                                                               ============= ============

   Calculation of 20% of ending shares outstanding that could be repurchased under the modified treasury stock method(1):
      Common shares outstanding at the end of the year  . . . . . . . . .
      20% limitation  . . . . . . . . . . . . . . . . . . . . . . . . . .

           Maximum share repurchase . . . . . . . . . . . . . . . . . . .


   Common stock equivalents for stock options using the treasury stock        -------------  ------------
   method   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,129,560     2,082,060
                                                                              =============  ============


   Common stock equivalents for stock opinions using the modified
   treasury stock method(1)   . . . . . . . . . . . . . . . . . . . . . .
Detailed calculation of shares issuable for the assumed conversion of convertible preferred stock
   Convertible preferred stock considered to be common stock equivalents           4,941,000    4,941,000
   Conversion ratio   . . . . . . . . . . . . . . . . . . . . . . . . . .        one for one  one for one
                                                                               ------------- ------------
   Common stock equivalents for convertible preferred stock   . . . . . .          4,941,000    4,941,000
                                                                               ============= ============


Detailed calculation of shares issuable from the assumed conversion of convertible debt:
   Convertible debt considered to be common stock equivalents   . . . . .       $    700,000 $    700,000
   Conversion ratio   . . . . . . . . . . . . . . . . . . . . . . . . . .        one for one  one for one
                                                                               ------------- ------------

   Common stock equivalents for convertible debt  . . . . . . . . . . . .            700,000      700,000
                                                                               ============= ============



(1) See note 1 to Consolidated Financial Statements.






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